EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement of NovaMed, Inc. on Form S-8 of our reports dated March 13, 2009 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Chicago, Illinois

August 7, 2009